Exhibit 4.10
SEVENTH SUPPLEMENTAL INDENTURE
This Seventh Supplemental Indenture dated as of September 11, 2019 (this “Seventh Supplemental Indenture”), is entered into among Bristow Group Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors signatory hereto, Wilmington Trust, National Association, as the replaced trustee (the “Replaced Trustee”) and Delaware Trust Company, a trust company under the laws of Delaware, as successor trustee (the “Successor Trustee”). Capitalized terms used but not defined shall have the meaning ascribed to them in the Indenture (defined below).
RECITALS
The Company, certain Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Original Trustee”) entered into that certain Indenture, dated as of June 17, 2008 (the “Original Indenture” and as further amended and supplemented from time to time, the “Indenture”) pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidence of indebtedness.
The Company, the Guarantors and the Original Trustee entered into that certain Fourth Supplemental Indenture, dated as of June 21, 2016, pursuant to which the Company issued the 6.25% Senior Notes due 2022 (the “6.25 % Senior Notes”).
The Company, the Guarantors and the Original Trustee entered into that certain Sixth Supplemental Indenture, dated as of December 18, 2017 (the “Sixth Supplement Indenture”), pursuant to which the Company issued the 4.5% Convertible Senior Notes due 2023 (the “Convertible Notes”).
On May 8, 2019, the Company, the Replaced Trustee and the Original Trustee entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”), pursuant to which the Original Trustee resigned as trustee, registrar, paying agent, custodian, conversion agent and bid solicitation agent with respect to the 6.25% Senior Notes and the Convertible Notes under the Original Indenture, and the Company, the Original Trustee and the Replaced Trustee accepted the Replaced Trustee’s appointment as successor trustee, registrar, paying agent, notes custodian, conversion agent and bid solicitation agent under the Indenture and the Replaced Trustee assumed the rights, powers and duties of the Original Trustee thereunder as set forth more fully in the Agreement.
Section 7.08 of the Indenture provides, inter alia, that within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
On or about May 21, 2019 the Company received a letter executed by Holders holding a majority in principal amount of Convertible Notes, pursuant to which such Holders exercised their rights, pursuant to Section 7.08 of the Indenture, to replace the Replaced Trustee with the Successor Trustee, but only with respect to the Replaced Trustee’s role as Trustee, registrar, paying agent, custodian, conversion agent and bid solicitation agent as to the Convertible Notes and not with respect to its role as Trustee, registrar, paying agent, custodian, conversion agent or bid solicitation agent for any other series of Securities issued under the Indenture, including, without limitation, the 6.25% Senior Notes.
    Section 7.08 of the Indenture provides, inter alia, that in case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Subsidiary

Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental to the Indenture in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.
Pursuant to Section 7.08 of the Indenture, the Company, the Subsidiary Guarantors, the Replaced Trustee, and the Successor Trustee desire to execute and deliver this Seventh Supplemental Indenture to memorialize the conference to the Successor Trustee of all the rights, powers, and duties of the Replaced Trustee under the Indenture with respect to the Convertible Notes, and to confirm that all the rights, powers, and duties of the Trustee under the Indenture with respect to any other series of Securities under the Indenture, including, without limitation, the 6.25% Senior Notes shall continue to otherwise be vested in the Replaced Trustee.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors, the Replaced Trustee, and the Successor Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Convertible Notes and the Holders of the 6.25% Senior Notes as follows:
ARTICLE I
SECTION 1.01. This Seventh Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
SECTION 1.02. This Seventh Supplemental Indenture shall become effective nunc pro tunc to May 21, 2019 immediately upon its execution and delivery by each of the Company, the Guarantors, the Replaced Trustee and the Successor Trustee.
ARTICLE II
SECTION 2.01. The Successor Trustee hereby confirms its appointment as Trustee, registrar, paying agent, custodian, conversion agent and bid solicitation agent with respect to the Convertible Notes as of May 21, 2019. This Seventh Supplemental Indenture confirms that as of May 21, 2019, the Successor Trustee had and shall continue to have all the rights, powers and duties of the Replaced Trustee with respect to the Securities under the Indenture represented by the Convertible Notes.
SECTION 2.02. This Seventh Supplemental Indenture confirms that the Replaced Trustee shall retain all the rights, powers, and duties of the Trustee under the Indenture with respect to any series of Securities under the Indenture, including, without limitation, the 6.25% Senior Notes, other than the Convertible Notes.
SECTION 2.03. The Replaced Trustee and the Successor Trustee make no representation as to the validity or sufficiency of this Seventh Supplemental Indenture or the statements made in the recitals of this Seventh Supplemental Indenture. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 7.10 of the Indenture and the requirements of the Trust Indenture Act set forth therein. Neither the Replaced Trustee nor the Successor Trustee assumes any duties, responsibilities or liabilities by reason of this Seventh Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Indenture. The Replaced Trustee and the Successor Trustee shall not constitute co-trustees of the same trust, and each of the Replaced Trustee and the Successor Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Replaced Trustee shall have no liability for any acts or omissions of the Successor Trustee and the Successor Trustee shall have no liability for any acts or omissions of the Replaced Trustee. References in this Seventh Supplemental Indenture to sections of the Indenture that require or permit actions by the Trustee with respect to the Convertible Notes shall be deemed to require or permit actions only by the Successor Trustee and the Replaced Trustee shall have no responsibility therefor. All of the provisions contained in the Indenture in respect of the rights, privileges, and immunities of the Trustee, including, but not limited to, its rights to be compensated, reimbursed and indemnified, shall be applicable to the Replaced Trustee and the Successor Trustee in respect of this Seventh Supplemental Indenture as fully and with like force and effect as though set forth in full herein.
ARTICLE III
SECTION 3.01. Except as specifically modified herein, the Indenture, the Convertible Notes, the Agreement and the 6.25% Senior Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.
SECTION 3.02. This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.03. The parties hereto may sign any number of counterparts of this Seventh Supplemental Indenture. Each signed counterpart shall be an original, but all of such executed counterparts together shall represent the same agreement. Delivery of an executed signature page to this Seventh Supplemental Indenture by facsimile or electronic transmission (i.e., .pdf or .tif) shall be as effective as delivery of a manually executed counterpart of this Seventh Supplemental Indenture.
SECTION 3.04. All agreements of the Company, the Subsidiary Guarantors, the Replaced Trustee, and the Successor Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

THE COMPANY

BRISTOW GROUP INC.

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Vice President and Treasurer

SUBSIDIARY GUARANTORS

BRISTOW U.S. LLC

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Manager

BRISTOW ALASKA INC.

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Vice President and Treasurer

BRISTOW HELICOPTERS INC.

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

BHNA HOLDINGS INC.

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Vice President and Treasurer

BRISTOW U.S. LEASING LLC

By:    /s/ Geoffrey L. Carpenter_____
Name:    Geoffrey L. Carpenter
Title:     Vice President and Treasurer

[Signature Page to Seventh Supplemental Indenture]

REPLACED TRUSTEE

Wilmington Trust, National Association

By:    /s/ Peter Finkel___________
Name:    Peter Finkel
Title:     Vice President

[Signature Page to Seventh Supplemental Indenture]

SUCCESSOR TRUSTEE

Delaware Trust Company

By:    /s/ Michelle A. Dreyer________
Name:    Michelle A. Dreyer
Title:     Vice President

[Signature Page to Seventh Supplemental Indenture]